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Exhibit 24.9

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer and/or director of Electro Scientific Industries, Inc. (the "Company") hereby constitutes and appoints Barry L. Harmon and J. Michael Dodson, or either of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) to the Registration Statement on Form S-3 (File No. 333-84552) and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Dated: October 29, 2003

/s/ RICHARD J. FAUBERT Richard J. Faubert, Director

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  Exhibit 24.9
POWER OF ATTORNEY